As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAMES HARDIE INDUSTRIES plc

Formerly Known As James Hardie Industries SE

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Europa House

Second Floor, Harcourt Centre

Harcourt Street, Dublin 2

Ireland

(Address of Principal Executive Offices)

Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006

(Full title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share/obligation	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value EUR 0.59 per share, to be issued under the LTIP	2,000,000 shares	$12.85(2)	$25,696,000(2)	$3,310

(1)	Represents an additional 2,000,000 shares of the Registrant’s Common Stock, par value EUR 0.59 per share (the “Common Stock”) available for future issuance in accordance with the James Hardie Industries plc Long Term Incentive Plan 2006 (the “LTIP”); and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such indeterminate number of additional shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. CHESS Units of Foreign Securities (“CUFS”) issuable upon deposit of one (1) share of Common Stock and American Depositary Shares evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of five (5) CUFS have been registered under a separate registration statement.
(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on one-fifth of the average of the high and low reported prices of the Registrant’s ADRs on the New York Stock Exchange on August 12, 2014. Each ADR is equal to five (5) shares of Common Stock and one-fifth of the average of the high and low reported price for one ADR was $12.85 on August 12, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,000,000 shares of the Common Stock of the Registrant, which may be issued pursuant to awards under the LTIP. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Forms S-8 filed by the Registrant with respect to the LTIP on September 11, 2008 (SEC File No. 333-153446), August 21, 2009 (SEC File No. 333-161482) and August 12, 2013 (SEC File No. 333-190551), and the Post-Effective Amendments to certain of the foregoing Forms S-8 filed by the Registrant on February 22, 2010 (SEC File No. 333-161482) and June 17, 2010 (SEC File No. 333-161482) and together with all exhibits filed therewith or incorporated therein by reference.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Articles of Association of James Hardie Industries plc, dated October 15, 2012 (incorporated by reference to Exhibit 99.2 to our filing on Form 6-K filed on October 15, 2012)

4.2	Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006 (incorporated by reference to Exhibit 4.2 to our filing on Form S-8 filed on August 12, 2013)

5.1	Opinion of Arthur Cox

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Arthur Cox (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, James Hardie Industries plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on this 14th day of August, 2014.

JAMES HARDIE INDUSTRIES PLC

By:	/s/ Matthew Marsh
Matthew Marsh Chief Financial Officer

Each person whose signature appears below hereby appoints Matthew Marsh his true and lawful attorney-in-fact with Mr. Marsh having the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Gries	Chief Executive Officer and Director	August 14, 2014
Louis Gries	(Principal Executive Officer)

/s/ Matthew Marsh	Chief Financial Officer	August 14, 2014
Matthew Marsh	(Principal Financial and Accounting Officer)

/s/ Michael N. Hammes	Chairman of the Board	August 14, 2014
Michael N. Hammes

/s/ Donald McGauchie AO	Deputy Chairman of the Board	August 14, 2014
Donald McGauchie AO

/s/ Brian Anderson	Director	August 14, 2014
Brian Anderson

/s/ David Harrison	Director	August 14, 2014
David Harrison

/s/ Rudy van der Meer	Director	August 14, 2014
Rudy van der Meer

/s/ James Osborne	Director	August 14, 2014
James Osborne

/s/ Alison Littley	Director	August 14, 2014
Alison Littley

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Association of James Hardie Industries plc, dated October 15, 2012 (incorporated by reference to Exhibit 99.2 to our filing on Form 6-K filed on October 15, 2012)

4.2	Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006 (incorporated by reference to Exhibit 4.2 to our filing on Form S-8 filed on August 12, 2013)

5.1	Opinion of Arthur Cox

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Arthur Cox (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)